UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2011 (October 19, 2011)
ALLIED HEALTHCARE INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

New York	1-11570	13-3098275

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, New York, New York	10167

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 750-0064
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On October 19, 2011, Allied Healthcare International Inc. (the “Company”) held a special meeting of shareholders. At the special meeting, the shareholders of the Company:
(i) voted on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 28, 2011, by and among Saga Group Limited, AHL Acquisition Corp. and the Company; and
(ii) voted on an advisory (non-binding) proposal to approve the compensation arrangements described in the proxy statement relating to the special meeting for the Company’s named executive officers in connection with the Merger contemplated by the Merger Agreement.
As of September 15, 2011, the record date for the special meeting, there were 43,571,251 shares of common stock of the Company outstanding and entitled to vote at the meeting.
The results of the voting on the two proposals were as follows:
(i) Adoption of the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
33,229,298	538,151	6,630	0
The adoption of the Merger Agreement required the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of the Company. The votes in favor of adoption of the Merger Agreement represented at least two-thirds of the outstanding shares of common stock of the Company and thus the proposal passed.
(ii) Approval of the compensation arrangements for the Company’s named executive officers in connection with the merger:

For	Against	Abstain	Broker Non-Votes
32,193,372	1,506,701	74,006	0
The approval of the compensation arrangements for the Company’s named executive officers in connection with the Merger required the affirmative vote of the holders of at least a majority of the shares of common stock present in person or by proxy and entitled to vote on the matter at the special meeting. The votes in favor of this proposal represented at least a majority of the shares of common stock present in person or by proxy and entitled to vote on the matter at the special meeting and thus the proposal passed.
ITEM 8.01 OTHER EVENTS.
On October 19, 2011, the Company issued a press release announcing the results of voting at the special meeting. A copy of the press release is attached hereto Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
99.1 Press release, dated October 19, 2011, of Allied Healthcare International Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 19, 2011

ALLIED HEALTHCARE INTERNATIONAL INC.
By:	/s/ Marvet Abbassi
	Name:	Marvet Abbassi
	Title:	Financial Controller